Registration No. 333-

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-8
REGISTRATION STATEMENT
Under THE SECURITIES ACT OF 1933

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WIDEPOINT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	52-2040275
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

One Lincoln Centre
Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

WidePoint Corporation (Formerly ZMAX Corporation) 1997 Stock Incentive Plan
(Full title of the plan)

Steve L. Komar	With copies to:
Chairman, President and Chief Executive Officer
WidePoint Corporation	Arthur H. Bill, Esq.
One Lincoln Centre	Thomas L. James, Esq.
Oakbrook Terrace, Illinois 60181	Foley & Lardner LLP
(630) 629-0003	3000 K Street, N.W., Suite 500
(Name, address and telephone number, including area	Washington, D.C. 20007
code, of agent for service)	(202) 672-5300

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Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement also relates to Registration Statement No. 333-55993.

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock,	8,180,000	$0.92	$7,525,600	$885.77
$.001 par value	shares

(1)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the bid and asked prices on the OTC Bulletin Board on May 5, 2005. Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares that may be issuable from time to time in connection with any stock split, stock dividend or similar transaction.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Form S-8 Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following documents filed with the Commission by WidePoint Corporation (the “Registrant”) are hereby incorporated herein by reference:

(a) The Registrant’s Annual Report for the year ended December 31, 2004.

(b) The Registrant’s Current Reports on Form 8-K, dated October 25, 2004, as amended, January 27, 2005 and April 8, 2005, respectively.

    (c)               The description of the common stock, $.001 par value, of the Registrant contained in the Registrant’s Form S-1 Registration Statement (Registration No. 333-121858), under the section entitled “Description of Capital Stock,” including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Registrant files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Directors and Officers.

        Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. WidePoint Corporation has included such a provision in its Certificate of Incorporation.

        Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

        Article SEVENTH of the Registrant’s Certificate of Incorporation provides to the full extent permitted by the law or any of the applicable laws presently or hereafter in effect, no director of the Registrant will be personally liable to the Registrant or its stockholders with respect to any act or omission in the performance of his or her duties as a director of the Registrant. Any amendment or repeal of this Article VII will not adversely affect any right or protection of a director of the Registrant with respect to any act or omission occurring before such amendment or repeal.

        Article EIGHTH of the Registrant’s Certificate of Incorporation provides that the registrant shall indemnify (a) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), by reason of the fact that he is or was, a director of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, (all such persons being referred to hereafter as an “Indemnitee”), to the full extent then permitted by law against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such proceeding. The right to indemnification will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives. The Registrant will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by the Registrant, in advance of the final disposition of such proceeding; provided that, if then required by law, the expenses incurred by or on behalf of an Indemnitee may be paid in advance of the final disposition of a proceeding only upon receipt by the Registrant of an undertaking by or on behalf of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the Indemnitee is not entitled to be indemnified for such expenses.

        The Registrant has purchased directors’ and officers’ liability insurance that would indemnify its directors and officers against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

        The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.	Exhibit

(4.1)	WidePoint Corporation (Formerly ZMAX Corporation) 1997 Stock Incentive
Plan. (Incorporated herein by reference to Exhibit B to the
Registrant's Definitive Proxy Statement, as filed on December 27, 2004.)

(4.2)	Amended and Restated Certificate of Incorporation of WidePoint
Corporation (Incorporated herein by reference to Exhibit A to the
Registrant's Definitive Proxy Statement, as filed on December 27, 2004.)

(5)	Opinion of Foley & Lardner LLP

(23.1)	Consent of Grant Thornton LLP

(23.2)	Consent of Earl Edwards, CPA

(23.3)	Consent of Foley & Lardner LLP (contained in Exhibit 5 hereto)

(24)	Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

Item 9.  Undertakings.

    (a)                      The undersigned Registrant hereby undertakes:

    (1)                      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2)                      That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)                      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)                      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)                      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton and State of Florida, on this 12th day of May, 2005.

WIDEPOINT CORPORATION

By: /s/ Steve L. Komar
Steve L. Komar
Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Steve L. Komar and James T. McCubbin, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Steve L. Komar	Chairman, President and Chief Executive Officer	May 12, 2005
Steve L. Komar	(Principal Executive Officer)

/s/ James T. McCubbin	Chief Financial Officer, Treasurer,	May 12, 2005
James T. McCubbin	Secretary and Director
(Principal Financial and Accounting Officer)

/s/ James M. Ritter	Director and Assistant Secretary	May 12, 2005
James M. Ritter

/s/ G.W. Norman Wareham	Director	May 12, 2005
G.W. Norman Wareham

/s/ Mark Mirabile	Director	May 12, 2005
Mark Mirabile

EXHIBIT INDEX

Exhibit No.	Exhibit

(4.1)	WidePoint Corporation (Formerly ZMAX Corporation) 1997 Stock Incentive
Plan. (Incorporated herein by reference to Exhibit B to the
Registrant's Definitive Proxy Statement, as filed on December 27, 2004.)

(4.2)	Amended and Restated Certificate of Incorporation of WidePoint
Corporation (Incorporated herein by reference to Exhibit A to the
Registrant's Definitive Proxy Statement, as filed on December 27, 2004.)

(5)	Opinion of Foley & Lardner LLP

(23.1)	Consent of Grant Thornton LLP

(23.2)	Consent of Earl Edwards, CPA

(23.3)	Consent of Foley & Lardner LLP (contained in Exhibit 5 hereto)

(24)	Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)